Exhibit 1.1

BIOPHARMX CORPORATION

UNDERWRITING AGREEMENT

March 29, 2016

MAXIM GROUP LLC

405 Lexington Avenue

New York, NY 10174

As Representative of the Underwriters

named on Schedule A hereto

Ladies and Gentlemen:

BioPharmX Corporation, a Delaware corporation (the “Company”), confirms its agreement, subject to the terms and conditions set forth herein, with each of the underwriters listed on Schedule A hereto (collectively, the “Underwriters”), for whom Maxim Group LLC is acting as representative (in such capacity, the “Representative”), to sell and issue to the Underwriters an aggregate of 3,600,000 shares (the “Firm Shares”) of common stock, $0.001 par value per share, of the Company (the “Common Stock”), together with warrants to purchase an aggregate of up to 1,800,000 shares of Common Stock at an exercise price equal to $1.20 per share (each a “Firm Warrant” and collectively, the “Firm Warrants”).  Each Firm Share shall be accompanied by a Firm Warrant to purchase .5 of an additional share of Common Stock.  The Company has granted the Underwriters the option to purchase an aggregate of up to 324,000 shares (the “Option Shares” and together with the Firm Shares, the “Shares”) of Common Stock and/or warrants to purchase an aggregate of up to 162,000 shares of Common Stock at an exercise price equal to $1.20 per share (each an “Option Warrant” and collectively, the “Option Warrants” and together with the Firm Warrants, the “Warrants”) as may be necessary to cover over-allotments made in connection with the offering.  The Firm Shares, the Firm Warrants, the Option Shares and the Option Warrants are collectively referred to as the “Securities”.

The offering and sale of Securities contemplated by this underwriting agreement (this “Agreement”) is referred to herein as the “Offering.”

1.                                      Securities.

(a)           Purchase of the Firm Shares and the Firm Warrants. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell, severally and not jointly, to the several Underwriters, an aggregate of 3,600,000 Firm Shares at a purchase price of $1.11135 per Firm Share, along with Firm Warrants to purchase an aggregate of 1,800,000 shares of Common Stock at a purchase price of $0.0093 per Warrant (the “Purchase Price”). The Underwriters, severally and not jointly, agree to purchase from the Company the Firm Shares and the Firm Warrants set forth opposite their respective names on Schedule A attached hereto and made a part hereof. The Firm Shares and the Firm Warrants will be separately transferable immediately upon issuance.

(b)           Payment and Delivery. Delivery and payment for the Firm Shares and the Firm Warrants shall be made at 10:00 a.m., New York time, on the third Business Day following the date all conditions precedent to the Underwriters’ obligations to pay for the Securities and the Company’s obligations to deliver the Firm Shares and the Firm Warrants have been satisfied or waived, or at such earlier time as shall be agreed upon by the Representative and the Company at the offices of the Representative or at such other place as shall be agreed upon by the Representative and the Company. The hour and date of delivery and payment for the Firm Shares and the Firm Warrants is called the “Closing Date.” The closing of the payment of the purchase price for, and delivery of certificates representing, the Firm Shares and the Firm Warrants is referred to herein as the “Closing.” Payment for the Firm Shares and the Firm Warrants shall be made on the Closing Date at the Representative’s election by wire transfer in Federal (same day) funds or by certified or bank cashier’s check(s) in New York Clearing House funds. Any remaining proceeds (less commissions, expense allowance and actual expense payments or other fees payable pursuant to this Agreement) shall be paid to the order of the Company upon delivery to you of certificates (in form and substance satisfactory to the Underwriters) representing the Firm Shares and the Firm Warrants (or through the full fast transfer facilities of the Depository Trust Company (the “DTC”)) for the account of the Underwriters. The Firm Shares and the Firm Warrants shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two Business Days prior to the Closing Date. The Company will permit the Representative to examine and package the Firm Shares and the Firm Warrants for delivery, at least one full Business Day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Shares and the Firm Warrants except upon tender of payment by the Representative for all the Firm Shares and the Firm Warrants.

(c)           Option Shares and Option Warrants.  The Company hereby grants to the Underwriters the option to purchase some or all of the Option Shares and/or the Option Warrants and, upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase all or any portion of the Option Shares and/or the Option Warrants at the Purchase Price as may be necessary to cover over-allotments made in connection with the transactions contemplated hereby.  This option may be exercised by the Underwriters at any time and from time to time on or before the forty-fifth (45th) day following the date hereof, by written notice to the Company (the “Option Notice”).  The Option Notice shall set forth the aggregate number of Option Shares and/or the Option Warrants as to which the option is being exercised, and the date and time when the Option Shares and/or the Option Warrants are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Closing Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised unless the Company and the Underwriters otherwise agree.  Such Option Shares and/or Option Warrants shall be purchased, severally and not jointly, from the Company for the account of each Underwriter in the same proportion as the number of Firm Shares and Firm Warrants set forth opposite such Underwriter’s name on Schedule A bears to the total number of Firm Shares (subject to adjustment by the Underwriters to eliminate fractions).

Payment of the Purchase Price for and delivery of the Option Shares and/or the Option Warrants shall be made on an Option Closing Date in the same manner and at the same office as the payment for the Firm Shares and the Firm Warrants as set forth in subparagraph (b) above.

2.             Representations and Warranties of the Company. The Company represents, warrants and covenants to, and agrees with, each of the Underwriters that, as of the date hereof and as of the Closing Date and as of each Option Closing Date:

(a)         (i) The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-209026) under the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder, and such amendments to such registration statement (including post effective amendments) as may have been required as of the date of this Agreement and a preliminary prospectus supplement or “red herring” pursuant to Rule 424(b) under the Securities Act.  Such registration statement, as amended (including any post effective amendments), has been declared effective by the Commission.  Such registration statement, including amendments thereto (including post effective amendments thereto) at the time of effectiveness thereof (the “Effective Time”), the exhibits and any schedules thereto at the Effective Time or thereafter during the period of effectiveness and the documents and information otherwise deemed to be a part thereof or included therein by the Securities Act or otherwise pursuant to the Rules and Regulations at the Effective Time or thereafter during the period of effectiveness, is herein called the “Registration Statement.”  If the Company has filed or files an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462

Registration Statement”), then any reference herein to the term Registration Statement shall include such Rule 462 Registration Statement.

(ii)           The form of prospectus, including all documents incorporated therein by reference, included in the Registration Statement at the time it was declared effective, is hereinafter called the “Base Prospectus.” The Base Prospectus and any preliminary prospectus supplement or “red herring” relating to the Securities in the form in which they shall be filed with the Commission pursuant to Rule 424(b) under the Securities Act (including the Base Prospectus as so supplemented) is hereinafter called a “Time of Sale Prospectus.” The Company is filing with the Commission pursuant to Rule 424 under the Securities Act a final prospectus supplement relating to the Securities to a form of prospectus included in the Registration Statement, such final prospectus supplement, including all documents incorporated therein by reference, as filed, along with the Base Prospectus, is hereinafter called the “Final Prospectus.”  The Base Prospectus, Time of Sale Prospectus and Final Prospectus are each called a “Prospectus.”

(iii)          For purposes of this Agreement, all references to the Registration Statement, the Rule 462 Registration Statement, the Base Prospectus, the Final Prospectus, the Time of Sale Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Interactive Data Electronic Applications system.  All references in this Agreement to amendments or supplements to the Registration Statement, the Rule 462 Registration Statement, the Base Prospectus, the Final Prospectus or the Time of Sale Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that is deemed to be incorporated therein by reference therein or otherwise deemed by the Rules and Regulations to be a part thereof.

(b)         (i) At each time of effectiveness, at the date hereof and at the Closing Date and on each Option Closing Date, if any, the Registration Statement and any post-effective amendment thereto complied or will comply in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  The Time of Sale Disclosure Package (as defined in Section 2(b)(iii)(A)(1) below) as of the date hereof, at the Closing Date and on each Option Closing Date, if any, and the Final Prospectus, as amended or supplemented, as of its date, at the time of filing pursuant to Rule 424(b) under the Securities Act and at the Closing Date and on each Option Closing Date, if any, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representations and warranties set forth in the two immediately preceding sentences shall not apply to statements in or omissions from the Registration Statement, the Time of Sale Disclosure Package or any Prospectus in reliance upon, and in conformity with, written information furnished to the Company by any Underwriter specifically for use in the preparation thereof, which written information is described in Section 7(d).  The Registration Statement contains all exhibits and schedules required to be filed by the Securities Act or the Rules and Regulations.  No order preventing or suspending the effectiveness or use of the Registration Statement or any Prospectus is in effect and no proceedings for such purpose have been instituted or are pending, or, to the knowledge of the Company, are contemplated or threatened by the Commission.

(ii)           The Company has not distributed any prospectus or other offering material in connection with the offering and sale of the Securities other than the Time of Sale Disclosure Package.

(iii)          (A) The Company has provided a copy to the Underwriters of each Issuer Free Writing Prospectus (as defined below) used in the sale of the Securities.  The Company has filed all Issuer Free Writing Prospectuses required to be so filed with the Commission, and no order preventing or suspending the effectiveness or use of any Issuer Free Writing Prospectus is in effect and no proceedings for such purpose have been instituted or are pending, or, to the knowledge of the Company, are contemplated or threatened by the Commission.  When taken together with the rest of the Time of Sale Disclosure Package or the Final Prospectus, since its first use and at all relevant times since then, no Issuer Free Writing Prospectus has, does or will include (1) any untrue statement of a material fact or omission to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (2) information that conflicted or conflicts with the information contained in the Registration Statement or the Final Prospectus.  The representations and warranties set forth in the immediately preceding sentence shall not apply to statements in or omissions from the Time of Sale Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by any Underwriter specifically for use in the preparation thereof.  As used in this paragraph and elsewhere in this Agreement:

(1)           “Time of Sale Disclosure Package” means the Base Prospectus, the Time of Sale Prospectus most recently filed with the Commission before the time of this Agreement, including any preliminary prospectus supplement deemed to be a part thereof, each Issuer Free Writing Prospectus, and the description of the transaction provided by the Underwriters included on Schedule I.

(2)           “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Securities that (A) is required to be filed with the Commission by the Company, or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) or (d)(8) under the Securities Act, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

(B)          At the time of filing of the Registration Statement and at the date hereof, the Company was not and is not an “excluded issuer” as defined in Rule 164 under the Securities Act.  The Company meets the requirements for the use of Form S-3 under the Securities Act.

(C)          Each Issuer Free Writing Prospectus satisfied, as of its issue date and at all subsequent times through the Prospectus Delivery Period (as defined below in Section 4(b)), all other conditions as may be applicable to its use as set forth in Rules 164 and 433 under the Securities Act, including any legend, record-keeping or other requirements.

(iv)          The financial statements of the Company, together with the related notes, included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus comply in all material respects with the applicable requirements of the Securities Act and fairly present the financial condition of the Company as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with U.S. generally accepted accounting principles (“GAAP”) consistently applied throughout the periods involved, except as otherwise stated in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus and except in the case of unaudited financials which are subject to normal year-end adjustments; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein.  The pro forma financial information included in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus has been properly compiled and prepared in all material respects in accordance with the applicable requirements of the Securities Act and the Rules and Regulations and include all adjustments necessary to present fairly, in accordance with GAAP, the pro forma financial position of the respective entity or entities presented therein at the respective dates indicated and their cash flows and the results of operations for the respective periods specified.  The assumptions used in preparing the pro forma financial information included in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein.  The related pro forma adjustments give appropriate effect to those assumptions and the pro forma and pro forma as adjusted financial information reflect the proper application of those adjustments to the corresponding historical financial statement amounts.  No other financial statements, pro forma financial information or schedules are required under the Securities Act to be included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus.

(v)           To the Company’s knowledge, Burr Pilger Mayer, Inc., which has expressed its opinion with respect to the financial statements and schedules incorporated by reference as a part of the Registration Statement and incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, is an independent public accounting firm with respect to the Company within the meaning of the Securities Act and the Rules and Regulations.

(vi)          The Company had a reasonable basis for, and made in good faith, each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, in each case at the time such “forward-looking statement” was made.

(vii)         All statistical or market-related data included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, are based on or derived from sources that the Company reasonably believes to be reliable and accurate in all material respects and the Company has obtained the written consent to the use of such data from such sources, to the extent required.

(viii)        The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the NYSE MKT.  Except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, there is no action pending by the Company or, to the Company’s knowledge, by the NYSE MKT to delist the Common Stock from the NYSE MKT, nor has the Company received any notification that the NYSE MKT is contemplating terminating such listing.  The Company has submitted a Notification Form: Listing of Additional Shares with the NYSE MKT with respect to the Securities.

(ix)          The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(x)           The Company is not and, after giving effect to the offering and sale of the Securities and the application of the net proceeds thereof, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(c)           The Company has filed all reports, schedules, forms, statements or other documents required to be filed by the Company under the Securities Act or the Exchange Act, during the twelve months preceding the date hereof (the foregoing materials filed during such twelve month period, including the exhibits thereto and documents incorporated by reference therein, the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension; as of their respective filing or amendment dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder; and as of their respective filing or amendment dates, the SEC Reports did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)           Subsequent to the respective dates as of which information is presented in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, and except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus: (i) the Company has not declared, paid or made any dividends or other distributions of any kind on or in respect of its capital stock, and (ii) there has been no material adverse change (or, to the knowledge of the Company, any development which has a high probability of involving a material adverse change in the future), whether or not arising from transactions in the ordinary course of business, in or affecting: (A) the business, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company and its Subsidiaries (as defined below), taken as a whole; (B) the long-term debt or capital stock of the Company or any of its Subsidiaries; or (C) the Offering or consummation of any of the other transactions contemplated by this Agreement, the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus (a “Material Adverse Change”). Since the date of the latest balance sheet presented in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, neither the Company nor any Subsidiary has incurred or undertaken any liabilities or obligations, whether direct or indirect, liquidated or contingent, matured or unmatured, or entered into any transactions, including any acquisition or disposition of any business or asset, which are material to the Company and the Subsidiaries taken as a whole, except for liabilities, obligations and transactions which are disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus.

(e)           As of the dates indicated in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, the authorized, issued and outstanding shares of capital stock of the Company were as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus in the section thereof captioned “Description of Capital Stock” and, after giving effect to the Offering and the other transactions (excluding the offer and sale of the Option Shares and/or the Option Warrants) contemplated by this Agreement, the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, will be as set forth in such section.   All of the issued and outstanding shares of capital stock of the Company, including the outstanding Common Stock and warrants of the Company, are fully paid and non-assessable and have been duly and validly authorized and issued, in compliance with all applicable state, federal and foreign securities laws and not in violation of or subject to any preemptive or any similar right that does or will entitle any Person, upon the issuance or sale of any security, to acquire from the Company or any Subsidiary any Relevant Security. As used herein, the term “Relevant Security” means any shares of Common Stock or other security of the Company or any Subsidiaries that is convertible into, or exercisable or exchangeable for shares of Common Stock or equity securities of the Company, or that holds the right to acquire any shares of Common Stock or equity securities of the Company or any Subsidiary or any other such Relevant Security, except for such rights as may have been fully satisfied or waived prior to the effectiveness of the Registration Statement. As used herein, the term “Person” means any foreign or domestic individual, corporation, trust, partnership, joint venture, limited liability company or other entity. Except as set forth in, or contemplated by, the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, on the Effective Time and as of the dates indicated therein, there were no options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued shares of Common Stock or any security convertible into shares of Common Stock, or any contracts or commitments to issue or sell shares of Common Stock or any such options, warrants, rights or convertible securities (other than as a result of the grant of awards or issuance of shares pursuant to the Company’s existing stock plans after the date(s) set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus).

(f)            The Securities have been duly authorized and reserved for issuance and, when issued and paid for in accordance with this Agreement upon the Closing Date or Option Closing Date, as applicable, will be duly and validly issued, fully paid and non-assessable, will have been issued in compliance with all applicable state, federal and foreign securities laws and will not have been issued in violation of or subject to any preemptive or rights or obligations of any Person to purchase or acquire any Relevant Security from the Company or any Subsidiaries upon issuance or sale of the Securities in the Offering. The Securities conform in all material respects to the descriptions thereof contained in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, neither the Company nor any Subsidiary has outstanding warrants, options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, or any contracts or commitments to issue or sell, any Relevant Security.

(g)           The shares of Common Stock underlying the Firm Warrants and the Option Warrants have been duly authorized for issuance, conform in all material respects to the description thereof in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus and have been validly  reserved for future issuance and when issued, upon exercise of the Firm Warrants and/or the Option Warrants in accordance with the terms of the Firm Warrants and/or the Option Warrants, and payment of the exercise price thereof, will be duly and validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to preemptive or similar rights of any Person to purchase or acquire any Relevant Security of the Company.

(h)           Except for the subsidiaries within the meaning of Rule 405 under the Securities Act set forth on Exhibit 21.01 to the Registration Statement (the “Subsidiaries”) and as otherwise disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, the Company holds no ownership or other interest, nominal or beneficial, direct or indirect, in any corporation, partnership, joint venture or other business entity. All of the issued and outstanding shares of capital stock of the Subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable and, except as otherwise disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, are owned directly by the Company, free and clear of any lien, charge, mortgage, pledge, security interest, claim, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever (any “Lien”). Except as otherwise disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, no director, officer or key employee of the Company named in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus holds any direct equity, debt or other pecuniary interest in the Subsidiaries or any Person with whom the Company or any Subsidiary does any material business or is in privity of contract with, other than, in each case, indirectly through the ownership by such individuals of shares of Common Stock or ownership of less than 1% of the outstanding equity securities of such Person.

(i)            Each of the Company and the Subsidiaries has been duly incorporated, formed or organized, and validly exists as a corporation, partnership or limited liability company in good standing under the laws of its jurisdiction of incorporation, formation or organization. Each of the Company and the Subsidiaries has all requisite power and authority to carry on its business as it is currently being conducted and as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, and to own, lease and operate its respective properties. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation, partnership or limited liability company in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except, in each case, for those failures to be so qualified or in good standing which (individually and in the aggregate) would not reasonably be expected to have a material adverse effect on: (i) the business, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company and the Subsidiaries, taken as a whole; (ii) the long-term debt or capital stock of the Company or any Subsidiary; or (iii) the Offering or consummation of any of the other transactions contemplated by this Agreement, the Registration Statement and the Final Prospectus (any such effect being a “Material Adverse Effect”).

(j)            None of the Company or the Subsidiaries: (i) is in violation of its certificate or articles of incorporation, memorandum and articles of association, by-laws, certificate of formation, limited liability company agreement, joint venture agreement, partnership agreement or other organizational documents, (ii) is in default under, and no event has occurred which, with notice or lapse of time or both, would constitute a default under or result in the creation or imposition of any Lien upon any of its property or assets pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, or (iii) is in violation in any respect of any law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic, except in the case of clauses (ii) and (iii) where such violation or default, as the case may be, would not have or reasonably be expected to have a Material Adverse Effect.

(k)           The Company has full right, power and authority to execute and deliver this Agreement, the Firm Warrants, the Option Warrants and all other agreements, documents, certificates and instruments required to be delivered pursuant to this Agreement. The Company has duly and validly authorized this Agreement, the Firm Warrants, the Option Warrants and each of the transactions contemplated thereby. This Agreement, the Firm Warrants and the Option Warrants have been duly and validly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company and are enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(l)            The execution, delivery, and performance of this Agreement, the Firm Warrants, the Option Warrants and all other agreements, documents, certificates and instruments required to be delivered pursuant to this Agreement, and consummation of the transactions contemplated by this Agreement do not and will not: (i) conflict with, require consent under or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any Lien upon any property or assets of the Company or any Subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, franchise, license or permit to which the Company or any Subsidiaries is a party or by which the Company or any Subsidiary or their respective properties, operations or assets may be bound or (ii) violate or conflict with any provision of the certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents of the Company or any Subsidiaries, or (iii) violate or conflict with any law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, domestic or foreign, except in the case of subsections (i) and (iii) for any default, conflict or violation that would not have or reasonably be expected to have a Material Adverse Effect.

(m)          Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, each of the Company and the Subsidiaries has all consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits of, with and from all judicial, regulatory and other legal or governmental agencies and bodies and all third parties, foreign and domestic (collectively, the “Consents”), required to own, lease and operate its properties and conduct its business as it is now being conducted and as disclosed in the Registration Statement, the Time of Sale

Disclosure Package and the Final Prospectus, and each such Consent is valid and in full force and effect, except where such failure would not have or reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received notice of any investigation or proceedings which results in or, if decided adversely to the Company or any Subsidiary, could reasonably be expected to result in, the revocation of, or imposition of a materially burdensome restriction on, any Consent. No Consent contains a materially burdensome restriction on the Company’s business that is inadequately disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus in violation of applicable law.

(n)           The Company has not received any notice or other information from any regulatory or other legal or governmental agency which could reasonably be expected to result in any default or potential decertification by the Company.

(o)           No Consent of, with or from any judicial, regulatory or other legal or governmental agency or body or any third party, foreign or domestic is required for the execution, delivery and performance by the Company of this Agreement, the Firm Warrants, the Option Warrants or the Company’s consummation of each of the transactions contemplated by this Agreement, including the issuance, sale and delivery of the Securities to be issued, sold and delivered hereunder, except the registration under the Securities Act of the Securities, which has become effective, and such Consents as may be required under state securities or blue sky laws or the by-laws and rules of the NYSE MKT, and the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and distribution of the Securities by the Underwriters, each of which has been obtained and is in full force and effect.

(p)           Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, there is no judicial, regulatory, arbitral or other legal or governmental proceeding or other litigation or arbitration, domestic or foreign, pending to which the Company or any Subsidiary is a party or of which any property, operations or assets of the Company or any Subsidiaries is the subject which, individually or in the aggregate, if determined adversely to the Company or any Subsidiary, would reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge, no such proceeding, litigation or arbitration is threatened or contemplated.

(q)           Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, the Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) and such controls and procedures are effective in ensuring that material information relating to the Company, including its Subsidiaries, is made known to the principal executive officer and the principal financial officer. The Company has utilized such controls and procedures in preparing and evaluating the disclosures in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus.

(r)            Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as described in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(s)            Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, as of the Closing Date the Company’s board of directors has validly appointed an audit committee whose composition satisfies the requirements of the rules and regulations of the NYSE MKT and the board of directors and/or audit committee has adopted a charter that satisfies the requirements of the rules and regulations of the NYSE MKT. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, neither the board of directors nor the audit committee has been informed, nor is any director of the Company aware, of: (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(t)            Neither the Company nor, to the Company’s knowledge, any of its Affiliates (within the meaning of Rule 144 under the Securities Act) (“Affiliates”) has, prior to the date hereof, made any offer or sale of any securities which are required to be “integrated” pursuant to the Securities Act or the Rules and Regulations with the offer and sale of the Securities pursuant to the Registration Statement. Except as disclosed or reflected in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, neither the Company nor, to the Company’s knowledge, any of its Affiliates has sold or issued any Relevant Security during the six-month period preceding the date of the Final Prospectus, including but not limited to any sales pursuant to Rule 144A or Regulation D or Regulation S under the Securities Act, other than shares of Common Stock issued pursuant to employee benefit plans, qualified stock option plans or employee compensation plans or pursuant to outstanding options, rights or warrants as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus.

(u)           All information contained in the questionnaires completed by each of the Company’s officers and directors provided to the Representative as well as the biographies of such individuals in the Registration Statement is true and correct in all material respects and the Company has not become aware of any information which would cause the information disclosed in the questionnaires completed by the directors and officers to become inaccurate and incorrect.

(v)           No director or officer of the Company is subject to any non-competition agreement or non-solicitation agreement with any employer or prior employer which could materially affect his ability to be and act in his respective capacity of the Company.

(w)          Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, no holder of any securities of the Company or any Relevant Security has any rights to require the Company to register any such securities under the Securities Act as part or on account of, or otherwise in connection with, the offer and sale of the Securities contemplated hereby, and any such rights so disclosed have either been fully complied with by the Company or effectively waived by the holders thereof, and any such waivers remain in full force and effect.

(x)           No relationship, direct or indirect, exists between or among any of the Company or any Affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of the Company or any Affiliate of the Company, on the other hand, which is required by the Securities Act, the Exchange Act or the Rules and Regulations to be described in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus which is not so described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus. The Company has not, in violation of the Sarbanes-Oxley directly or indirectly, including through a Subsidiary (other than as permitted under the Sarbanes-Oxley for depositary institutions), extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company.

(y)           The Company is in material compliance with the provisions of Sarbanes-Oxley and the Rules and Regulations promulgated thereunder and related or similar rules and regulations promulgated by the NYSE MKT or any other governmental or self-regulatory entity or agency, except for such violations which, singly or in the aggregate, would not reasonably be expected to result in a Material Adverse Change. Without limiting the generality of the foregoing: (i) all members of the Company’s board of directors who are required to be “independent” (as that term is defined under applicable laws, rules and regulations), including, without limitation, all members of the audit committee of the Company’s board of directors, meet the qualifications of independence as set forth under applicable laws, rules and regulations and (ii) the audit committee of the Company’s board of directors has at least one member who is an “audit committee financial expert” (as that term is defined under applicable laws, rules and regulations).

(z)           Intentionally Omitted.

(aa)         The Company and the Subsidiaries own or lease all such properties as are necessary to the conduct of its business as presently operated and as proposed to be operated as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus. The Company and the Subsidiaries have good and marketable title to all personal property owned by them, in each case free and clear of all Liens except such as are described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus or such as do not (individually or in the aggregate) materially affect the business or prospects of the Company or the Subsidiaries. Any real property and buildings held under lease or sublease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material to, and do not interfere with, the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries. Neither the Company nor the Subsidiaries has received any notice of any claim adverse to its ownership of any real or personal property or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by the Company or the Subsidiaries.

(bb)         The Company and each of its Subsidiaries owns, possesses or has valid and enforceable licenses to use, or can acquire on reasonable terms, all Intellectual Property (as defined below) necessary for the conduct of the Company’s and it Subsidiaries’ business as now conducted or as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus to be conducted, except as such failure to own, possess, or acquire such rights would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change. Furthermore, (A) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property; (B) there is no pending or, to the knowledge of the Company, threatened, action, suit, proceeding or claim by others challenging the Company’s or any of its Subsidiaries’ rights in or to any such Intellectual Property; (C) the Intellectual Property owned by the Company and its Subsidiaries, and to the knowledge of the Company, the Intellectual Property licensed to the Company and its Subsidiaries, has not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; (D) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or any of its Subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, and neither the Company or any of its Subsidiaries has received any written notice of such claim; and (E) to the Company’s knowledge, no employee of the Company or any of its Subsidiaries is in or has ever been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or any of its subsidiaries or actions undertaken by the employee while employed with the Company or any of its subsidiaries. “Intellectual Property” shall mean all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, domain names, technology, know-how and other intellectual property.

(cc)         The agreements and documents described in the Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus and the SEC Reports conform in all material respects to the descriptions thereof contained therein and there are no agreements or other documents required to be described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which its property or business is or may be bound or affected and (i) that is referred to in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus or attached as an exhibit thereto, or (ii) is material to the Company’s business, has been duly and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (w) as such agreements have terminated or expired in accordance with their terms, (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the foreign, federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and none of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the Company’s knowledge, any other party is in breach or default thereunder, except as otherwise disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a breach or default thereunder, except as otherwise disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus. To the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations, except for such violations which, singly or in the aggregate, would not have or reasonably be expected to have a Material Adverse Effect.

(dd)         No securities of the Company have been sold by the Company for the year preceding the filing of the Registration Statement, except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, and to the Company’s knowledge, no securities of the Company have been sold by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company, except as disclosed in any Section 16 reports filed with respect to such persons.

(ee)         The disclosures in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus concerning the effects of foreign, federal, state and local regulation on the

Company’s business as currently contemplated are correct in all material respects and do not omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(ff)          Each of the Company and the Subsidiaries has accurately prepared and filed all federal, state, foreign and other tax returns that are required to be filed by it and has paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which the Company or any Subsidiary is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return), other than any which the Company or any of its subsidiaries is contesting in good faith. No deficiency assessment with respect to a proposed adjustment of the Company’s or any Subsidiary’s federal, state, local or foreign taxes is pending or, to the Company’s knowledge, threatened. The accruals and reserves on the books and records of the Company and the Subsidiaries in respect of tax liabilities for any taxable period not finally determined are adequate to meet any assessments and related liabilities for any such period and, since the date of the Company’s most recent audited financial statements, the Company and the Subsidiaries have not incurred any liability for taxes other than in the ordinary course of its business. There is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or any Subsidiary.

(gg)         No labor disturbance by the employees of the Company or the Subsidiaries currently exists or, to the Company’s knowledge, is likely to occur.  Neither the Company or the Subsidiaries is in material breach of the terms of any collective bargaining agreement to which it is a party.

(hh)         Except as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, the Company and its Subsidiaries: (A) are and at all times have been in compliance with all statutes, rules, and regulations applicable to Company and its Subsidiaries related to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company (“Applicable Laws”), except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; (B) have not received any U.S. Food and Drug Administration (“FDA”) Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from any governmental agency alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (C) possess all material Authorizations and such Authorizations are valid and in full force and effect and are not in material violation of any term of any such Authorizations; (D) have not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any governmental agency or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  and have no knowledge that any such governmental agency or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (E) have not received notice that any governmental agency has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and the Company has no knowledge that any such governmental agency is considering such action; (F) have not, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, post sale warning, “dear doctor” letter, or other notice or action relating to the alleged lack of safety, efficacy or regulatory compliance of any product or any alleged product defect or violation and, to the Company’s knowledge, no third party has initiated or conducted any such notice or action and there are no facts which are reasonably likely to cause, and the

Company has not received any written notice from the FDA or any other regulatory agency regarding, a material recall, market withdrawal or replacement of any Company product sold or intended to be sold by the Company, a material change in the marketing classification or a material adverse change in the labeling of any such Company products, or a termination or suspension of the manufacturing, marketing, or distribution of such Company products; and (G) have filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct in all material respects on the date filed (or were corrected or supplemented by a subsequent submission).

(ii)           The studies, tests and preclinical and clinical investigations conducted by or on behalf of the Company and its Subsidiaries were and, if still pending, are, in all material respects, being conducted in accordance with established protocols, procedures and controls pursuant to accepted professional scientific standards and all Applicable Laws and Authorizations, including, without limitation, the Federal Food, Drug, and Cosmetic Act and implementing regulations including good laboratory practice (“GLP”) regulations (21 C.F.R. Part 58) if any such studies, tests or preclinical and clinical investigations are being conducted pursuant to GLP, and good clinical practice and IND requirements (21 C.F.R. Parts 50, 54, 56, and 312) if any such studies, tests or preclinical and clinical investigations were or are subject to good clinical practice regulations or were or are being conducted under an IND; the descriptions of the results of such studies, tests and trials contained in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus are accurate in all material respects and fairly present the data derived from such studies, tests and trials; except to the extent disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, the Company is not aware of any studies, tests or trials the results of which the Company believes reasonably call into question the study, test, or trial results described or referred to in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus when viewed in the context in which such results are described and the clinical state of development; and neither the Company nor any of its subsidiaries have received any notices or correspondence from any governmental agency requiring the termination, suspension or material modification of any studies, tests or preclinical or clinical investigations conducted by or on behalf of the Company or any of its subsidiaries.

(jj)           The Company and each of its subsidiaries are in compliance in all material respects with the applicable requirements of the U.S. Federal Trade Commission (the “FTC”) and equivalent foreign commissions and agencies governing advertising, product promotion and with other applicable provisions of federal, state, local and other U.S. and foreign laws and regulations applicable to their businesses as presently conducted.

(kk)         Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, the Company and the Subsidiaries have at all times operated their respective businesses in material compliance with all Environmental Laws, and no material expenditures are or will be required in order to comply therewith. Neither the Company nor any Subsidiary has received any notice or communication that relates to or alleges any actual or potential violation or failure to comply with any Environmental Laws that could reasonably be expected to result in a Material Adverse Change. As used herein, the term “Environmental Laws” means all applicable laws and regulations, including any licensing, permits or reporting requirements, and any action by a federal state or local government entity pertaining to the protection of the environment, protection of public health, protection of worker health and safety, or the handling of hazardous materials, including without limitation, the Clean Air Act, 42 U.S.C. § 7401, et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601, et seq., the Federal Water Pollution Control Act, 33 U.S.C. § 1321, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 690-1, et seq., and the Toxic Substances Control Act, 15 U.S.C. § 2601, et seq.

(ll)           Except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus or for which such disclosure is not required to be disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, neither the Company nor any Subsidiary is a party to an “employee benefit plan,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”) which: (i) is subject to any provision of ERISA and (ii) is or was at any time maintained, administered or contributed to by the Company or any Subsidiary and covers any employee or former employee of the Company or any Subsidiary or any ERISA Affiliate (as defined hereafter). These plans are referred to collectively herein as the “Employee Plans.” For purposes of this Section, “ERISA Affiliate” of any person or entity means any other person or entity which, together with that person or entity, could be treated as a single employer under Section 414(m) of the Internal Revenue Code of 1986, as amended (the “Code”), or is an “affiliate,” whether or not incorporated, as defined in Section 407(d)(7) of ERISA, of the person or entity.

(mm)      Except for such disclosure which is not required to be disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus identify each employment, severance or other similar agreement, arrangement or policy and each material plan or arrangement providing for insurance coverage (including any self-insured arrangements), workers’ compensation, disability benefits, severance benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation, or post-retirement insurance, compensation or benefits which: (i) is not an Employee Plan, (ii) is entered into, maintained or contributed to, as the case may be, by the Company or any Subsidiary or any of their respective ERISA Affiliates, and (iii) covers any officer or director or former officer or director of the Company or any Subsidiary or any of their respective ERISA Affiliates. These contracts, plans and arrangements are referred to collectively in this Agreement as the “Benefit Arrangements.” Each Benefit Arrangement has been maintained in substantial compliance with its terms and with requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to that Benefit Arrangement.

(nn)         Except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, there is no liability in respect of post-retirement health and medical benefits for retired employees of the Company or any Subsidiary or any of their respective ERISA Affiliates other than medical benefits required to be continued under applicable law, determined using assumptions that are reasonable in the aggregate, over the fair market value of any fund, reserve or other assets segregated for the purpose of satisfying such liability (including for such purposes any fund established pursuant to Section 401(h) of the Code). With respect to any of the Company’s or any Subsidiary’s Employee Plans which are “group health plans” under Section 4980B of the Code and Section 607(1) of ERISA, there has been material compliance with all requirements imposed there under such that the Company or any Subsidiary or their respective ERISA Affiliates have no loss, assessment, tax penalty, or other sanction with respect to any such plan.

(oo)         Except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, neither the Company nor any Subsidiary is a party to or subject to any employment contract or arrangement providing for annual future compensation, or the opportunity to earn annual future compensation (whether through fixed salary, bonus, commission, options or otherwise) of more than $120,000 to any named executive officer or director.

(pp)         The execution of this Agreement ,the Firm Warrants, the Option Warrants or consummation of the Offering does not constitute a triggering event under any Employee Plan or any other employment contract, whether or not legally enforceable, which (either alone or upon the occurrence of any additional or subsequent event) will or may result in any payment (of severance pay or otherwise), acceleration, increase in vesting, or increase in benefits to any current or former participant, employee or director of the Company or any Subsidiary other than an event that is not material to the financial condition or business of the Company or any Subsidiary, either individually or taken as a whole.

(qq)         No “prohibited transaction” (as defined in either Section 406 of the ERISA or Section 4975 of Code), “accumulated funding deficiency” (as defined in Section 302 of ERISA) or other event of the kind described in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan for which the Company or any Subsidiary would have any liability; each employee benefit plan of the Company or any Subsidiary is in compliance in all material respects with applicable law, including (without limitation) ERISA and the Code; the Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from any “pension plan”; and each employee benefit plan of the Company or any Subsidiary that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification.

(rr)           Neither the Company, any Subsidiary nor, to the Company’s knowledge, any of their respective employees or agents has at any time during the last five (5) years: (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official or other Person charged with similar public or quasi-public duties, other than payments that are not prohibited by the laws of the United States of any jurisdiction thereof.

(ss)          The Company has not offered, or caused the Underwriters to offer, the Securities to any Person or entity with the intention of unlawfully influencing: (i) a customer or supplier of the Company or any Subsidiary to alter the customer’s or supplier’s level or type of business with the Company or any Subsidiary or (ii) a journalist or publication to write or publish favorable information about the Company, any Subsidiary or its products or services.

(tt)           The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with: (i) the Bank Secrecy Act, as amended, (ii) the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended, (iii) the Foreign Corrupt Practices Act of 1977, as amended, (iv) the Currency and Foreign Transactions Reporting Act of 1970, as amended, (v) the Employee Retirement Income Security Act of 1974, as amended, (vi) the Money Laundering Control Act of 1986, as amended, (vii) the rules and regulations promulgated under any such law, or any successor law, or any judgment, decree or order of any applicable administrative or judicial body relating to such law, and (viii) any corresponding law, rule, regulation, ordinance, judgment, decree or order of any state or territory of the United States or any administrative or judicial body thereof.

(uu)         The operations of the Company and its Subsidiary are and have been conducted at all times in material compliance with applicable financial record keeping and reporting requirements and money laundering statutes of the United States and, to the Company’s knowledge, all other jurisdictions to which the Company and its Subsidiaries are subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(vv)         Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ww)       Except as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any officer director or stockholder of the Company (each, an “Insider”) with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its stockholders that may affect the Underwriter’s compensation, as determined by FINRA. Except as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, within the 180 days prior to the Effective Time, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any FINRA member; or (iii) to the Company’s knowledge and except as disclosed to the Representative, to any person or entity that has any direct or indirect affiliation or association with any FINRA member. None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein.  Other than Franklin Strategic Series — Franklin Biotechnology Discovery Fund and Franklin Templeton Investment Funds — Franklin Biotechnology Discovery Fund, no officer, director or beneficial owner of 5% or more of the Company’s Common Stock (any such individual or entity, a “Company Affiliate”) has any direct or indirect affiliation or association with any FINRA member (as determined in accordance with the rules and regulations of FINRA); to the Company’s knowledge, no Company Affiliate, is an owner of stock or other securities of any member of FINRA (other than securities purchased on the open market); to the Company’s knowledge, no Company Affiliate has made a subordinated loan to any member of FINRA; and no proceeds from the sale of Securities (excluding underwriting compensation as disclosed in the Registration Statement or Final Prospectus) will be paid to any FINRA member, or any persons associated with or affiliated with any member of FINRA. The Company has not issued any warrants or other securities or granted any options, directly or indirectly, to anyone who is a potential underwriter in the offering or a related person (as defined by FINRA rules) of such an underwriter within the 180-day period prior to the initial filing date of the Registration Statement; to the Company’s knowledge and other than Franklin Strategic Series — Franklin Biotechnology Discovery Fund and Franklin Templeton Investment Funds — Franklin Biotechnology Discovery Fund, no person to whom securities of the Company have been privately issued within 180-day period prior to the initial filing date of the Registration Statement has any relationship or affiliation or association with any member of FINRA; and no FINRA member participating in the offering has a conflict of interest with the Company. For purposes of this Section 2(ww), “conflict of interest” is defined in accordance with FINRA Rule 5121. “FINRA member participating in the offering” includes any associated person of a FINRA member that is participating in the offering, any member of such associated person’s immediate family and any affiliate of a FINRA member that is participating in the offering.

(yy)        None of the Company or its respective directors or officers or, to the knowledge of the Company, any agent, employee, affiliate or other person acting on behalf of the Company has engaged in any activities sanctionable under the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010, the Iran Sanctions Act of 1996, the National Defense Authorization Act for Fiscal Year 2012, the Iran Threat Reduction and Syria Human Rights Act of 2012 or any Executive Order relating to any of the foregoing (collectively, and as each may be amended from time to time, the “Iran Sanctions”); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of engaging in any activities sanctionable under the Iran Sanctions.

Any certificate signed by or on behalf of the Company and delivered to the Underwriters or to Lowenstein Sandler LLP (“Underwriters’ Counsel”) shall be deemed to be a representation and warranty by the Company to each Underwriter listed on Schedule A hereto as to the matters covered thereby.

3.             Offering. Upon authorization of the release of the Securities by the Representative, the Underwriters propose to offer the Securities for sale to the public upon the terms and conditions set forth in the Final Prospectus.

4.             Covenants of the Company. The Company acknowledges, covenants and agrees with the Underwriters that:

(a)           The Registration Statement has been declared effective, and the Company will file the Final Prospectus (in form and substance satisfactory to the Representative) with the Commission pursuant to the requirements of Rule 424.

(b)           During the period beginning on the date hereof and ending on the later of the Closing Date or such date as, in the reasonable opinion of Underwriters’ Counsel, the Final Prospectus is no longer required by law to be delivered (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act is no longer required to be provided), in connection with sales by an underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement or the Final Prospectus, the Company shall furnish to the Underwriter for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Underwriter reasonably objects within 36 hours of delivery thereof to the Underwriter and its counsel.

(c)           After the date of this Agreement, the Company shall promptly advise the Underwriter in writing of (i) the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Prospectus, (iii) the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending its use or the use of the Time of Sale Disclosure Package, any Prospectus or any Issuer-Represented Free Writing Prospectus, or of any proceedings to remove, suspend or terminate from listing the Common Stock from any securities exchange upon which it is listed for trading, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its reasonable efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 430B, as applicable, under the Securities Act and will use its reasonable best efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or Rule 164(b)).

(d)           During the Prospectus Delivery Period, the Company will comply in all material respects with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof, the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus. If during such period any event occurs as a result of which the Final Prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel or the Underwriter or Underwriters’ Counsel to amend the Registration Statement, the Time of Sale Disclosure Package or supplement the Final Prospectus to comply with the Securities Act or to file under the Exchange Act any document which would be deemed to be incorporated by reference in the Final Prospectus in order to comply with the Securities Act or the Exchange Act, the Company will promptly notify the Underwriters and will amend the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus or file such document (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(e)           The Company has delivered or will promptly deliver to the Underwriters and Underwriters’ Counsel a signed copy of the Registration Statement, as initially filed and all amendments thereto, including all consents and exhibits filed therewith, and will maintain in the Company’s files manually signed copies of such documents for at least five (5) years after the date of filing thereof. The Company will promptly deliver to each of the Underwriters such number of copies of the Base Prospectus, the Final Prospectus, the Time of Sale Disclosure Package, the Registration Statement, and all amendments of and supplements to such documents, if any, and all documents which are exhibits to the Registration Statement and Final Prospectus or any amendment thereof or supplement thereto, as the Underwriters may reasonably request. Prior to 10:00 a.m., New York time, on the Business Day next succeeding the date of this Agreement and from time to time thereafter, the Company will furnish the Underwriters with copies of the Final Prospectus in New York City in such quantities as the Underwriters may reasonably request.

(f)            The Company consents to the use and delivery of the Time of Sale Disclosure Package by the Underwriters in accordance with Rule 430 and Section 5(b) of the Securities Act.

(g)           The Company will use its reasonable best efforts, in cooperation with the Representative, to qualify the Securities for offering and sale under the securities laws relating to the offering or sale of the Securities of such domestic jurisdictions as the Representative may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process or to subject itself to taxation if it is otherwise not so subject.

(h)           The Company will make generally available (provided that any information or documents available on EDGAR shall be considered furnished for purposes of this Section 4(h)) to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(i)            The Company hereby agrees that, without the prior written consent of the Representatives, it will not, during the period ending 75 days after the date hereof (“Lock-Up Period”), (i) offer, pledge, issue, sell, contract to sell, purchase, contract to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; or (iii) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (other than a registration statement on Form S-4 and Form S-8).  The restrictions contained in the preceding sentence shall not apply to (i) the Underwriters pursuant to this Agreement; (ii)  the exercise or conversion of any options, warrants, rights or convertible securities outstanding on the date hereof and disclosed in the Time of Sale Disclosure Package and the Final Prospectus or (iii) options issued hereafter pursuant to any Company stock plans described in the Time of Sale Disclosure Package and the Final Prospectus, or inducement awards granted outside of any Company stock plans pursuant to Section 711(a) of the NYSE MKT Company Guide; provided, however, that any recipient thereof who is a director or officer (as defined in Rule 16a-1 under the Exchange Act) of the Company enter into lock-up agreements in substantially the form of Schedule II hereto with respect to the remaining portion of the Lock-Up Period; (iv) Korea Investment Partners Overseas Expansion Fund in connection with the closing of a private placement described in the Time of Sale Disclosure Package and the Final Prospectus.

(j)            If the Company fails to maintain the listing of its shares of Common Stock on a nationally recognized exchange, for a period of three (3) years from the effective date of the Registration Statement, the Company, at its expense, shall obtain and keep current a listing in the Standard & Poor’s Corporation Records Services or the Moody’s Industrial Manual; provided that Moody’s OTC Industrial Manual is not sufficient for these purposes.

(k)           During the period of three (3) years from the effective date of the Registration Statement, the Company will make available to the Underwriters copies of all reports or other communications (financial or other) furnished to security holders or from time to time published or publicly disseminated by the Company, and will deliver to the Underwriters: (i) as soon as they are available, copies of any reports, financial statements and proxy or information statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as the Representative may from time to time reasonably request (such financial information to be on a consolidated basis to the extent the accounts of the Company and the Subsidiaries are consolidated in reports furnished to its security holders generally or to the Commission); provided, that any such item which is available on the EDGAR system (or successor thereto) need not be furnished in physical form.

(l)            The Company will not issue press releases or engage in any other publicity, without the Representative’s prior written consent, for a period ending at 5:00 p.m. Eastern time on the first Business Day following the forty-fifth (45th) day following the Closing Date, other than normal and customary releases issued in the ordinary course of the Company’s business, or as required by law.

(m)                             The Company will retain a transfer agent reasonably acceptable to the Representative for a period of three (3) years following the Closing Date, without limitation, Computershare and American Stock Transfer and Trust Company being reasonably acceptable to the Representative.

(n)                                 The Company will apply the net proceeds from the sale of the Securities as set forth under the caption “Use of Proceeds” in the Time of Sale Disclosure Package and the Final Prospectus. Without the written consent of the Representative, no proceeds of the Offering will be used to pay principal on outstanding loans from officers, directors or stockholders.

(o)                                 The Company will use its reasonable best efforts to effect and maintain the listing of the Securities on the NYSE MKT or other national securities exchange for at least three (3) years after the Closing Date, except as a result of a transaction approved by the holders of a majority of the shares of the Common Stock of the Company issued and outstanding immediately prior to any such transaction.

(p)                                 The Company, during the period when the Final Prospectus is required to be delivered under the Securities Act or the Exchange Act, will use its best efforts to file all documents required to be filed with the Commission pursuant to the Securities Act, the Exchange Act and the Rules and Regulations within the time periods required thereby or prior to the expiration of any valid extension.

(q)                                 The Company will use its reasonable best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to the Closing Date, and to satisfy all conditions precedent to the delivery of the Securities.

(r)                                    The Company will not take, and will cause its Affiliates not to take, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

(s)                                   The Company shall cause to be prepared and delivered to the Representative, at its expense, within one (1) Business Day from the effective date of this Agreement, an Electronic Prospectus to be used by the Underwriters in connection with the Offering. As used herein, the term “Electronic Prospectus” means a form of prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representative, that may be transmitted electronically by the other Underwriters to offerees and purchasers of the Securities for at least the period during which a Final Prospectus relating to the Securities is required to be delivered under the Securities Act; (ii) it shall disclose the same information as the paper prospectus and prospectus filed pursuant to EDGAR, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representative, that will allow recipients thereof to store and have continuously ready access to the prospectus at any future time, without charge to such recipients (other than any fee charged for subscription to the Internet as a whole and for on-line time).

(t)                                    The Company represents and agrees that, unless it obtains the prior written consent of the Representative, and the Representative represents and agrees that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission.  Any such free writing prospectus consented to by the

Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and if the Company determines that it will use an issuer free writing prospectus, the Company will comply in all material respects with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

(u)                                 The Company shall maintain, for a period of no less than three (3) years from the Closing Date, a liability insurance policy affording coverage for the acts of its officers and directors.

5.                                      Consideration; Payment of Expenses.

(a)                                 In consideration of the services to be provided for hereunder, the Company shall pay to the Underwriters or their respective designees their pro rata portion (based on the Securities purchased) of the following compensation with respect to the Securities which they are offering a cash fee payable at Closing equal to seven percent (7%) of the aggregate gross proceeds raised in the Offering.

(b)                                 The Representative reserves the right to reduce any item of compensation or adjust the terms thereof as specified herein in the event that a determination shall be made by FINRA to the effect that the Underwriters’ aggregate compensation is in excess of FINRA Rules or that the terms thereof require adjustment.

(c)                                  Whether or not the transactions contemplated by this Agreement, the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of the Company’s obligations hereunder:

(i)                                     all expenses in connection with the preparation, printing, formatting for EDGAR and filing of the Registration Statement, the Base Prospectus and the Final Prospectus and any and all amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers;

(ii)                                  all fees and expenses in connection with filings with FINRA’s Public Offering System;

(iii)                               all fees and expenses in connection with filing of the Registration Statement and Final Prospectus with the Commission;

(iv)                              all fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Securities Act and the Offering;

(v)                                 all reasonable expenses in connection with the qualifications of the Securities for offering and sale under state or foreign securities or blue sky laws;

(vi)                              all fees and expenses in connection with listing the Securities on the NYSE MKT;

(vii)                           all reasonable travel expenses of the Company’s officers and employees and any other expense of the Company incurred in connection with attending or hosting meetings with prospective purchasers of the Securities (“Road Show Expenses”);

(viii)                        any stock transfer taxes incurred in connection with this Agreement or the Offering;

(ix)                              the cost of preparing certificates, if any, representing the Securities;

(x)                                 the cost and charges of any transfer agent, warrant agent and/or registrar for the Securities; and

(xi)                              all other costs and expenses incident to the performance of the Company obligations hereunder which are not otherwise specifically provided for in this Section 5.

(d)                                 In addition to the costs and expenses set forth in Section 5(c) above, the Company will be responsible for the cost of two (2) “tombstone” advertisements to be placed in appropriate daily or weekly periodicals of the Representative’s choice (i.e., The Wall Street Journal and The New York Times), if the Company elects in its sole discretion to place such advertisements.

(e) Subject to compliance with FINRA Rule 5110, the Company agrees to reimburse the Representative all reasonable travel and other out-of-pocket expenses, including the reasonable fees of legal counsel, such reimbursement not to exceed $100,000 in the aggregate. It is understood, however, that except as provided in this Section 5, and Sections 7, 8 and 11(d) hereof, the Underwriters will pay all of their own costs and expenses. Notwithstanding anything to the contrary in this Section 5, in the event that this Agreement is terminated pursuant to Section 11(b) hereof, or subsequent to a Material Adverse Change, the Company will pay all out-of-pocket expenses of the Underwriters (including but not limited to fees and disbursements of Underwriters’ Counsel and reasonable travel) incurred in connection herewith which shall be limited to expenses which are actually incurred as allowed under FINRA Rule 5110 and the aggregate amount of such expenses (including Underwriters’ Counsel fees) to be reimbursed by the Company shall not exceed $25,000.

6.                                      Conditions of Underwriters’ Obligations. The obligations of the Underwriters to purchase and pay for the Securities as provided herein shall be subject to: (i) the representations and warranties of the Company herein contained being true and accurate, as of the date hereof and as of the Closing Date and as of each Option Closing Date, (ii) the absence from any certificates, opinions, written statements or letters furnished to the Representative or to Underwriters’ Counsel pursuant to this Section 6 of any misstatement or omission, (iii) the performance by the Company of its obligations hereunder and (iv) each of the following additional conditions. For purposes of this Section 6, the terms “Closing Date” and “Closing” shall refer to the Closing Date and the Option Closing Date for the Securities and each of the foregoing and following conditions must be satisfied as of each such Closing.

(a)                                 The Registration Statement shall be effective and all necessary regulatory or listing approvals shall have been received not later than 5:30 p.m., New York time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by the Representative. The Final Prospectus shall have been filed with the Commission in a timely fashion in accordance with the terms hereof and a form of the Final Prospectus containing information relating to the description of the Securities and the method of distribution and similar matters shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period; and, at or prior to each Closing Date or the actual time of each Closing, no stop order suspending the effectiveness of the

Registration Statement or any part thereof, or any amendment thereof, nor suspending or preventing the use of the Final Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; any request of the Commission for additional information (to be included in the Registration Statement, the Final Prospectus, or otherwise) shall have been complied with to the Representative’s satisfaction; and FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(b)                                 The Representative shall not have reasonably determined, and advised the Company, that the Registration Statement or the Final Prospectus, or any amendment thereof or supplement thereto contains an untrue statement of fact which, in the Representative’s reasonable opinion, is material, or omits to state a fact which, in the Representative’s reasonable opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(c)                                  The Representative shall have received the favorable written opinions, including, without limitation, a negative assurance letter of (a) Fenwick & West LLP, the legal counsel for the Company and (b) Hyman, Phelps & McNamara, P.C., regulatory legal counsel, dated as of each Closing Date, addressed to the Underwriters in the forms reasonably acceptable to the Representative and legal counsel for the Company. The Representative shall have also received a Certification of Company’s Intellectual Property Consultant, signed by R. Kehl Sink, intellectual property consultant to the Company, in form and substance reasonably satisfactory to the Representative.

(d)                                 The Representative shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated as of each Closing Date to the effect that: (i) the condition set forth in subsection (a) of this Section 6 has been satisfied, (ii) as of the date hereof and as of the applicable Closing Date, the representations and warranties of the Company set forth in Section 2 hereof are accurate, (iii) as of the applicable Closing Date, all agreements, conditions and obligations of the Company to be performed or complied with hereunder on or prior thereto have been duly performed or complied with, (iv) the Company and the Subsidiaries have not sustained any material loss or interference with their respective businesses, whether or not covered by insurance, or from any labor dispute or disruption or any legal or governmental proceeding, (v) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued and no proceedings therefor have been initiated or threatened by the Commission, (vi) there are no pro forma or as adjusted financial statements that are required to be included or incorporated by reference in the Registration Statement and the Final Prospectus pursuant to the Rules and Regulations which are not so included or incorporated by reference and (vii) subsequent to the respective dates as of which information is given in the Registration Statement and the Final Prospectus there has not been any Material Adverse Change or any event that is reasonably expected to result in a Material Adverse Change, whether or not arising from transactions in the ordinary course of business.

(e)           The Representative shall have received a certificate of the Chief Financial Officer of the Company, dated as of each Closing Date in form and substance satisfactory to the Representative.

(f)                                   On the date of this Agreement and on each Closing Date, the Representative shall have received a “cold comfort” letter from Burr, Pilger and Mayer LLP as of the date of delivery and addressed to the Underwriters and in form and substance satisfactory to the Representative and Underwriters’ Counsel, confirming that they are independent certified public accountants with respect to the Company and its Subsidiaries within the meaning of the Securities Act and the Rules and Regulations, and stating, as of the date of delivery (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Final Prospectus, as of a date not more than five (5) days prior to the date of such letter), the conclusions and findings of such firm with respect to the financial information and other matters relating to the Registration Statement covered by such letter.

(g)                                  On or before the date hereof, the Underwriters shall have received duly executed “lock-up” agreements, in the form set forth on Schedule II, among the Representatives and each of the individuals specified in Schedule III.

(h)                                 Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any post-effective amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or conversion of convertible securities described in the Time of Sale Disclosure Package or the grant of awards or issuance of shares pursuant to the Company’s existing stock plans or inducement grants made pursuant to the rules of the NYSE MKT) or long-term debt of the Company or any Subsidiary or any change or development involving a change, whether or not arising from transactions in the ordinary course of business, in the business, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company and the Subsidiaries, taken as a whole, including but not limited to the occurrence of any fire, flood, storm, explosion, accident, act of war or terrorism or other calamity, the effect of which, in any such case described above, is, in the sole judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the Offering on the terms and in the manner contemplated hereby.

(i)                                     The Common Stock is registered under the Exchange Act and, as of the Closing Date, the Securities shall be listed and admitted and authorized for trading on the NYSE MKT and satisfactory evidence of such action shall have been provided to the Representative.  The Company shall have taken no action designed to, or likely to have the effect of terminating the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Common Stock from the NYSE MKT, nor has the Company received any information suggesting that the Commission or the NYSE MKT is contemplating terminating such registration or listing. The Securities shall be DTC eligible.

(j)                                    FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements. In addition, the Company shall, if requested by the Representative, make or authorize the Underwriters’ Counsel to make on the Company’s behalf, an Issuer Filing with the FINRA Corporate Financing Department pursuant to FINRA Rule 5110 with respect to the Registration Statement and pay all filing fees required in connection therewith.

(k)                                 No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of each Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of each Closing Date, prevent the issuance or sale of the Securities or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company.

(l)                                     The Company shall have furnished the Underwriters and Underwriters’ Counsel with such other certificates, opinions or other documents as they may have reasonably requested.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to the Representative or to Underwriters’ Counsel pursuant to this Section 6 shall not be reasonably satisfactory in form and substance to the Representative and to Underwriters’ Counsel, all obligations of the Underwriters hereunder may be cancelled by the Representative at, or at any time prior to, the consummation of each Closing. Notice of such cancellation shall be given to the Company in writing or by telephone. Any such telephone notice shall be confirmed promptly thereafter in writing.

7.                                      Indemnification.

(a)                                 The Company agrees to indemnify and hold harmless each of the Underwriters and each Person, if any, who controls each Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Rules and Regulations, the Time of Sale Disclosure Package and the Final Prospectus, or any amendment or supplement thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Time of Sale Disclosure Package and the Final Prospectus), (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any road show or investor presentations made to investors by the Company (whether in person or electronically) or (C) any SEC Reports filed by the Company under the Exchange Act or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such indemnified party for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; or (ii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iii) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Base Prospectus, the Time of Sale Disclosure Package, the Final Prospectus, or any such amendment or supplement, in any Marketing Materials or in any SEC Report, in reliance upon and in conformity with the Underwriters’ Information.

(b)                                 Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or any related Base Prospectus, Time of Sale Disclosure Package or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with the Underwriters’ Information; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Securities to be purchased by such Underwriter hereunder. The parties agree that such information provided by or on behalf of any Underwriter through the Representative consists solely of the Underwriters’ Information (as later defined).

(c)                                  Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of any claims or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the claim or the commencement thereof (but the failure so to notify an indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Section 7 to the extent that it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability that such indemnifying party may have otherwise than on account of the indemnity agreement hereunder). In case any such claim or action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate, at its own expense in the defense of such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided however, that counsel to the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, (iii) the indemnifying party does not diligently defend the action after assumption of the defense or (iv) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which indemnity or contribution may be or could have been sought by an indemnified party under this Section 7 or Section 8 hereof (whether or not the indemnified party is an actual or potential party thereto), unless (x) such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party, and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment.

(d)                                 For purposes of this Agreement, each of the Underwriters severally confirm, and the Company acknowledges, that there is no information concerning such Underwriters furnished in writing to the Company by such Underwriters specifically for preparation of or inclusion in the Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus, other than the statements set forth in the last paragraph on the cover page of the Final Prospectus and the statements set forth in the “Underwriting” section of the Final Prospectus and Time of Sale Disclosure Package, only insofar as such statements relate to: the amount of selling concession and re-allowance, stabilizing transactions, penalty bids, and related activities that may be undertaken by such Underwriter (the “Underwriters’ Information”).

8.                                      Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, any contribution received by the Company from Persons, other than the Underwriters, who may also be liable for contribution, including Persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the Offering or, if such allocation is not permitted by applicable law, in such proportions as are appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the Offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bears to (y) the underwriting discount or commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Final Prospectus. The relative fault of each of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any judicial, regulatory or other legal or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 8: (i) no Underwriter shall be required to contribute any amount in excess of the amount which the discounts and commissions applicable to the Securities underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each Person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of the immediately preceding sentence. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise. The obligations of the Underwriters to contribute pursuant to this Section 8 are several in proportion to the respective number of Securities to be purchased by each of the Underwriters hereunder and not joint.

9.                                      Underwriter Default.

(a)                                 If any Underwriter or Underwriters shall default in its or their obligation to purchase the Firm Shares and the Firm Warrants, and if the Firm Shares and the Firm Warrants with respect to which such default relates (the “Default Securities”) do not (after giving effect to arrangements, if any, made by the Representative pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Firm Shares and Firm Warrants, each non-defaulting Underwriter, acting severally and not jointly, agrees to purchase from the Company that number of Default Securities that bears the same proportion of the total number of Default Securities then being purchased as the number of Firm Shares and Firm Warrants set forth opposite the name of such Underwriter on Schedule A hereto bears to the aggregate number of Firm Shares and Firm Warrants set forth opposite the names of the non-defaulting Underwriters, subject, however, to such adjustments to eliminate fractional shares as the Representative in its sole discretion shall make.

(b)                                 In the event that the aggregate number of Default Securities exceeds 10% of the number of Firm Shares and Firm Warrants, the Representative may in its discretion arrange for themselves or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase the Default Securities on the terms contained herein. In the event that within five calendar days after such a default the Representative does not arrange for the purchase of the Default Securities as provided in this Section 9, this Agreement shall thereupon terminate, without liability on the part of the Company with respect thereto (except in each case as provided in Sections 5, 7, 8, 9 and 11(d)) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company for damages occasioned by its or their default hereunder.

(c)                                  In the event that any Default Securities are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Representative or the Company shall have the right to postpone the Closing Date or the Option Closing Date, as the case may be, for a period, not exceeding five (5) Business Days, in order to effect whatever changes may thereby be necessary in the Registration Statement or the Final Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Final Prospectus which, in the reasonable opinion of Underwriters’ Counsel, may thereby be made necessary or advisable. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 9 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares and Firm Warrants.

10.                               Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Company and the Underwriters contained in this Agreement or in certificates of officers of the Company or any Subsidiaries submitted pursuant hereto, including the agreements contained in Section 5, the indemnity agreements contained in Section 7 and the contribution agreements contained in Section 8 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling Person thereof or by or on behalf of the Company, any of its officers and directors or any controlling Person thereof, and shall survive delivery of and payment for the Securities to and by the Underwriters. The covenants and agreements contained in Sections 5, 7, 8, this Section 10 and Sections 13 and 14 hereof shall survive any termination of this Agreement, including termination pursuant to Section 9 or 11 hereof.  The representations and covenants contained in Sections 2 and 4 hereof shall survive termination of this Agreement if any Securities are purchased pursuant to this Agreement.

11.                               Termination.

(a)                                 Notwithstanding any termination of this Agreement, the provisions of this Section 11 and of Sections 5, 7, 8, 10, 13 and 14, inclusive, shall remain in full force and effect at all times after the execution hereof.  If this Agreement is terminated after any Securities have been purchased hereunder, the provisions of Sections 2 and 4 hereof shall survive termination of this Agreement.

(b)                                 The Representative shall have the right to terminate this Agreement at any time prior to the consummation of the Closing or any Option Closing (as to the Option Shares to be purchased at such Option Closing only) if: (i) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Representative will in the immediate future materially disrupt, the market for the Company’s securities or securities in general; or (ii) trading on the New York Stock Exchange or the Nasdaq Stock Market shall have been suspended or been made subject to material limitations, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York Stock Exchange or the Nasdaq Stock Market or by order of the Commission, FINRA or any other governmental authority having jurisdiction; or (iii) a banking moratorium has been declared by any state or federal authority or if any material disruption in commercial banking or securities settlement or clearance services shall have occurred; or (iv) (A) there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States or (B) there shall have been any other calamity or crisis or any change in political, financial or economic conditions if the effect of any such event in (A) or (B), in the judgment of the Representative, is so material and adverse that such event makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Securities on the terms and in the manner contemplated by the Final Prospectus.

(c)                                  Any notice of termination pursuant to this Section 11 shall be in writing.

(d)                                 If this Agreement shall be terminated pursuant to any of the provisions hereof (other than pursuant to Sections 9(b), 11(b)(i) relating to disruptions in the market for non-Company securities, 11(b)(ii) or 11(b)(iii) hereof), or if the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Representative, reimburse the Underwriters for only those documented out-of-pocket expenses (including the reasonable fees and expenses of their counsel), actually incurred by the Underwriters in connection herewith as allowed under FINRA Rule 5110, less any amounts previously paid by the Company, such reimbursement not to exceed $100,000 in the aggregate.

12.                               Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing, and:

(a)                                 if sent to the Representative or any Underwriter, shall be mailed, delivered, or faxed and confirmed in writing, to Maxim Group LLC, 405 Lexington Avenue, New York, New York 10174, Attention: Clifford A. Teller, Executive Managing Director of Investment Banking, with a copy to Underwriters’ Counsel at Lowenstein Sandler LLP, 1251 Avenue of the Americas, New York, New York 10022, Attention: Steven Skolnick, Esq.; and

(b)           if sent to the Company, shall be mailed, delivered, or faxed and confirmed in writing to the Company and its counsel at the addresses set forth in the Registration Statement;

provided, however, that any notice to an Underwriter pursuant to Section 7 shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in its acceptance facsimile to the Representative, which address will be supplied to any other party hereto by the Representative upon request. Any such notices and other communications shall take effect at the time of receipt thereof.

13.          Parties; Limitation of Relationship. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriters, the Company and the controlling Persons, directors, officers, employees and agents referred to in Sections 7 and 8 hereof, and their respective successors and assigns, and no other Person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and said controlling Persons and their respective successors, officers, directors, heirs and legal representative, and it is not for the benefit of any other Person. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of Securities from any of the Underwriters.

14.          Governing Law. This Agreement shall be deemed to have been executed and delivered in New York and both this Agreement and the transactions contemplated hereby shall be governed as to validity, interpretation, construction, effect, and in all other respects by the laws of the State of New York, without regard to the conflicts of laws principals thereof (other than Section 5-1401 of The New York General Obligations Law). Each of the Underwriters and the Company: (a) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement and/or the transactions contemplated hereby shall be instituted exclusively in the Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York, (b) waives any objection which it may have or hereafter to the venue of any such suit, action or proceeding, and (c) irrevocably consents to the jurisdiction of the Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of the Underwriters and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company’s address or delivered by Federal Express via overnight delivery shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding, and service of process upon the Underwriters mailed by certified mail to the Underwriters’ address or delivered by Federal Express via overnight delivery shall be deemed in every respect effective service process upon the Underwriter, in any such suit, action or proceeding. THE COMPANY (ON BEHALF OF ITSELF, THE SUBSIDIARIES AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS AND CREDITORS) HEREBY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT AND THE FINAL PROSPECTUS.

15.          Entire Agreement. This Agreement, together with the schedules and annexes attached hereto and as the same may be amended from time to time in accordance with the terms hereof, contains the entire agreement among the parties hereto relating to the subject matter hereof and there are no other or further agreements outstanding not specifically mentioned herein.

16.          Severability. If any term or provision of this Agreement or the performance thereof shall be invalid or unenforceable to any extent, such invalidity or unenforceability shall not affect or render invalid or unenforceable any other provision of this Agreement and this Agreement shall be valid and enforced to the fullest extent permitted by law.

17.          Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

18.          Waiver, etc. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

19.          No Fiduciary Relationship. The Company hereby acknowledges that the Underwriters are acting solely as underwriters in connection with the offering of the Company’s securities. The Company further acknowledge that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, stockholders, creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the offering of the Company’s securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company hereby further confirms its understanding that no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the Offering contemplated hereby or the offering process leading thereto, including any negotiation related to the pricing of the Securities; and the Company has consulted its own legal and financial advisors to the extent it has deemed appropriate in connection with this Agreement and the Offering. The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

20.          Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile transmission shall constitute valid and sufficient delivery thereof.

21.          Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

22.          Time is of the Essence. Time shall be of the essence of this Agreement. As used herein, the term “Business Day” shall mean any day other than a Saturday, Sunday or any day on which the major stock exchanges in New York, New York are not open for business.

[Signature Pages Follow]

If the foregoing correctly sets forth your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

Very truly yours,

BIOPHARMX CORPORATION

By:	/s/ James Pekarsky
	Name:	James Pekarsky
	Title:	CEO and Chairman of the Board

Accepted by the Representative, acting for themselves and as

Representative of the Underwriters named on Schedule A attached hereto,

as of the date first written above:

MAXIM GROUP LLC

By:	/s/ Clifford A. Teller
	Name:	Clifford A. Teller
	Title:	Executive Managing Director,
Investment Banking

[Signature Page to Underwriting Agreement]

SCHEDULE A

	Number of Firm Shares	Number of Firm Warrants	Number of Option Shares	Number of Option Warrants
Name of Underwriter	Being Purchased	Being Purchased	Being Purchased	Being Purchased
Maxim Group LLC
Stern Agee CRT
H.C. Wainwright & Co., LLC.

Total	3,600,000	1,800,000	324,000	162,000

SCHEDULE I

Final Term Sheet

Issuer:	BioPharmX Corporation (the “Company”)
Symbol:	BPMX
Securities:

3,600,000 shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company and warrants (“Warrants”) to purchase up to 1,800,000 shares of Common Stock at an exercise price of $1.20 per share; each share of Common Stock is being sold together with .5 of a Warrant to purchase one share of Common Stock

Exercisability of Warrants:	The Warrants will be immediately exercisable and will expire five years from the original issuance date
Over-allotment option:	324,000 shares of Common Stock and/or Warrants to purchase up to 162,000 shares of Common Stock at an exercise price of $1.20 per share
Public offering price:	$1.195 per share of Common Stock and $0.01 per Warrant
Underwriting discounts and commissions:	$0.08365 per share of Common Stock and $0.0007 per Warrant
Net proceeds (excluding the over-allotment):	Approximately $3.6 million (after deducting the underwriters’ discounts and commissions and estimated offering expenses payable by the Company)
Trade date:	March 29, 2016
Settlement date:	April 1, 2016
Underwriters:	Maxim Group LLC, Stern Agee CRT and H.C. Wainwright & Co., LLC.

SCHEDULE II

Form of Lock-Up Agreement

March [•], 2016

MAXIM GROUP LLC

405 Lexington Avenue

New York, NY 10174

As Representative of the Underwriters

named on Schedule A to the Underwriting Agreement

Ladies and Gentlemen:

The undersigned understands that you, as the representative (the “Representative”) of the several underwriters named therein, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with BioPharmX Corporation, a Delaware corporation (the “Company”), relating to a proposed offering of securities of the Company (the “Offering”) including shares of the Common Stock, par value $0.001 per share (the “Common Stock”).  Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the foregoing, and in order to induce you to participate the Offering, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Representative (which consent may be withheld in its sole discretion), the undersigned will not, during the period (the “Lock-Up Period”) beginning on the date hereof and ending on the date 75 days after the date of the final prospectus supplement relating to the Offering (the “Final Prospectus”), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “SEC”) in respect of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock (including without limitation, shares of Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant), (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise, (3) make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for shares of Common Stock, or (4) publicly announce an intention to effect any transaction specific in clause (1), (2) or (3) above.

Notwithstanding the foregoing, the restrictions set forth in clause (1) and (2) above shall not apply to (a) transfers (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to the immediate family of the undersigned, or any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that such immediate family member or the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) if the undersigned is a corporation, partnership, limited liability company or other business entity, as a distribution to limited partners, members or stockholders or other equity holders of the undersigned (or their equivalents under the jurisdiction of organization of the undersigned), provided that such recipients thereof agree to be bound in writing by the restrictions set forth herein, (iv) if the undersigned is a trust, to the beneficiaries of the undersigned, provided that the beneficiaries thereof agree to be bound in writing by the restrictions set forth herein,  (v) pursuant to a qualified domestic order or in connection with a divorce settlement, provided that such recipients thereof agree to be bound in writing by the restrictions set forth herein,  (vi) by will or intestate succession upon the death of the undersigned, provided that such recipients thereof agree to be bound in writing by the restrictions set forth herein, (vii) to the undersigned’s affiliates (for purposes of this lock-up agreement, “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act) or to any investment fund or other entity controlled or managed by the undersigned, provided that such recipients thereof agree to be bound in writing by the restrictions set forth herein, or (viii) the transfer of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s securities involving a change of control (as defined below) of the Company, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, such securities held by the undersigned shall remain subject to the restrictions on transfer set forth in this lock-up agreement, or (b) the purchase or sale of the Company’s securities pursuant to a plan, contract or instruction that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) that was in effect prior to the date hereof.  For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. For the purposes of clause (viii), “change of control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an Underwriter pursuant to the Offering), of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of the outstanding voting securities of the Company (or the surviving entity).

Furthermore, during the Lock-Up Period, the undersigned may (a) engage in transactions relating to shares of Common Stock or any other securities convertible into or exchangeable or exercisable for Common Stock of the Company acquired by the undersigned on the open market following completion of the Offering if and only if (i) such sales are not required to be reported in any public report or filing with the SEC during the Lock-Up Period and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales during the Lock-Up Period, (b) exercise any rights to purchase (including by means of a “cashless exercise”), exchange or convert any stock options granted pursuant to the Company’s equity incentive plans or inducement awards granted pursuant to Section 711(a) of the NYSE MKT Company Guide, warrants or any other securities convertible into or exchangeable or exercisable for Common Stock, in each case disclosed in the prospectus relating to the Offering, provided that (i) the shares of Common Stock received upon such exercise, exchange or conversion shall remain subject to the terms of this lock-up agreement and (ii) if the undersigned is required to file a report under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), reporting a  reduction in beneficial ownership of shares of Common Stock during the Lock-Up Period, the  undersigned shall include a statement in such report to the effect that such transfer was not a disposition for value, or (c) establish a contract, instruction or trading plan (a “10b5-1 Plan”) that complies with the requirements of Rule 10b5-1(c)(1) under the Exchange Act at any time during the Lock-Up Period, provided that, during the Lock-Up Period, (i) the undersigned shall not transfer any of the Common Stock or other Company securities under such

10b5-1 Plan and (ii) no public announcement or disclosure of entry into such 10b5-1 Plan is voluntarily made or required to be made during the Lock-Up Period, including any filing with the SEC under Section 16 of the Exchange Act. In addition, the restrictions on transfer and disposition of Common Stock during the Lock-Up Period shall not apply to (x) the repurchase of Common Stock by the Company in connection with the termination of the undersigned’s employment with the Company or (y) any transfers made by the undersigned to the Company in a transaction exempt from Section 16(b) of the Exchange Act to satisfy tax withholding obligations pursuant to the Company’s equity incentive plans or arrangements disclosed in the Prospectus (as defined in the Underwriting Agreement), provided that if the undersigned is required to file a report under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock during the Lock-Up Period, the undersigned shall include a statement in such report to the effect that such transfer was not a disposition for value.

The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a sale or disposition of shares of Common Stock even if such securities would be disposed of by someone other than the undersigned.  Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put option or put equivalent position or call option or call equivalent position) with respect to any of the shares of Common Stock or with respect to any security that includes, relates to, or derives any significant part of its value from such shares.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement.  All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar or depositary against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned understands that, if (i) either the Company, on the one hand, or the Representative, on the other hand, notify the other in writing prior to execution of the Underwriting Agreement that it does not intend to proceed with the contemplated Offering, (ii) the registration statement filed with the SEC with respect to the contemplated Offering is withdrawn, (iii) the Underwriting Agreement does not become effective by March 31, 2016, or (iv) if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the securities to be sold thereunder, the undersigned shall be released from all obligations under this Lock-Up Agreement.

[Remainder of page intentionally left blank.]

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

Name:

SCHEDULE III

List of officers and directors executing lock-up agreements

James R. Pekarsky

Anja Krammer

Kin F. Chan

Greg Kitchener

Michael Hubbard

Stephen Morlock

Ping Wang

Craig Barbarosh